Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Third Quarter 2023 Operational and Financial Results

OKLAHOMA CITY - November 9, 2023 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the third quarter ended September 30, 2023.

Financial Overview for the Third Quarter 2023:

Total revenue was $65.0 million for the third quarter of 2023 compared to $107.2 million for the same quarter last year and $75.4 million for the second quarter of 2023.

Net loss for the third quarter of 2023 was $1.1 million, or $0.02 loss per diluted share, compared to net income of $7.7 million, or $0.16 per diluted share, for the same quarter last year and net loss of $4.5 million, or $0.09 loss per diluted share, for the second quarter of 2023.

Adjusted EBITDA (as defined and reconciled below) was $13.4 million for the third quarter of 2023, compared to $29.8 million for the same quarter last year and $16.4 million for the second quarter of 2023.

Arty Straehla, Chief Executive Officer of Mammoth commented, “We are pleased to have announced that we entered into a new revolving credit facility agreement and a new term loan agreement, which refinanced, in full, Mammoth’s indebtedness outstanding under our previous revolving credit facility. We believe these new agreements will provide Mammoth with a strong base of liquidity for years to come.

“Third quarter results, as expected, were challenged by the persistence of demand and activity pressures, in particular in natural gas basins, that negatively impacted our pressure pumping fleet utilization, thus impacting our overall performance. These market pressures that began earlier this year are largely attributable to commodity price fluctuations and delayed customer schedules. In response, we continue to closely manage our costs. Despite the softness we’ve experienced this year, we are now seeing encouraging signs of increasing activity and customer planning for 2024. We are also pleased with the improving line of sight for the next few quarters, and we expect an improvement in frac fleet counts in 2024.”

Straehla added, “During and subsequent to the end of the third quarter, we were pleased to have received $11.4 million from PREPA, bringing the total payments received this year from PREPA to $22.2 million. While this only represents a portion of what is still owed to us for the work completed by our subsidiary Cobra, we continue to pursue payment of the outstanding amounts owed by PREPA, including the associated interest that has accrued and is continuing to accrue.”

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $20.3 million on 577 stages for the third quarter of 2023, compared to $51.5 million on 1,897 stages for the same quarter of 2022 and $27.6 million on 956 stages for the second quarter of 2023. On average, 1.2 of the Company’s fleets were active for the third quarter of 2023 compared to an average utilization of 3.5 fleets during the same quarter of 2022 and 1.6 fleets during the second quarter of 2023.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $26.7 million for the third quarter of 2023 compared to $33.3 million for the same quarter of 2022 and $28.3 million for the second quarter of 2023. Average crew count was 81 crews during the third quarter of 2023 compared to 96 crews during the same quarter of 2022 and 86 crews during the second quarter of 2023.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $10.6 million for the third quarter of 2023 compared to $12.9 million for the same quarter of 2022 and $11.6 million for the second quarter of 2023. In the third quarter of 2023, the Company sold approximately 352,000 tons of sand at an average sales price of $30.18 per ton compared to sales of approximately 341,000 tons of sand at an average sales price of $29.95 per ton during the same quarter of 2022. In the second quarter of 2023, sales were approximately 384,000 tons of sand at an average price of $30.08 per ton.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $2.8 million for the third quarter of 2023 compared to $3.1 million for the same quarter of 2022 and $3.3 million for the second quarter of 2023. The decrease in drilling services revenue is primarily attributable to decreased utilization for our directional drilling business.

Other Services
Mammoth’s other services, including aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $5.5 million for the third quarter of 2023 compared to $7.0 million for the same quarter of 2022 and $5.1 million for the second quarter of 2023.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $10.4 million for the third quarter of 2023 compared to $9.7 million for the same quarter of 2022 and $10.4 million for the second quarter of 2023.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Cash expenses:
Compensation and benefits	$3,392	$3,676	$3,996	$11,665	$9,796
Professional services	4,684	3,706	4,276	10,889	10,067
Other(a)	2,105	2,059	1,868	5,884	6,127
Total cash SG&A expense	10,181	9,441	10,140	28,438	25,990
Non-cash expenses:
Change in provision for expected credit losses	11	3	(44)	(414)	(112)
Stock based compensation	219	241	261	1,127	682
Total non-cash SG&A expense	230	244	217	713	570
Total SG&A expense	$10,411	$9,685	$10,357	$29,151	$26,560
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 16% for the third quarter of 2023 compared to 9% for the same quarter of 2022 and 14% for the second quarter of 2023.

Liquidity
As of September 30, 2023, Mammoth had cash on hand of $10.5 million, outstanding borrowings under its prior revolving credit facility of $69.0 million, a borrowing base of $96.4 million and $11.0 million of available borrowing capacity under the prior revolving credit facility, after giving effect to $6.4 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity. As of September 30, 2023, Mammoth had total liquidity of $21.5 million.
On October 16, 2023, Mammoth entered into a new revolving credit facility agreement and a new term loan agreement, which refinanced, in full, Mammoth's indebtedness outstanding under its prior revolving credit facility. The new five-year revolving credit facility with Fifth Third Bank, National Association, provides for revolving commitments of up to $75 million, subject to a borrowing base calculation prepared monthly. The new five-year term loan agreement with Wexford Capital LP, an affiliate of Mammoth, provides for term commitments of $45 million.
As of November 7, 2023, Mammoth had cash on hand of $9.7 million, outstanding borrowings under its revolving credit facility of $28.2 million, and a borrowing base of $35.1 million. As of November 7, 2023, the Company had $6.9 million of available borrowing capacity under its revolving credit facility and total liquidity of $16.6 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Well completion services(a)	$4,651	$4,747	$4,348	$14,762	$8,048
Infrastructure services(b)	69	225	72	344	823
Natural sand proppant services(c)	—	34	—	—	34
Drilling services(c)	105	33	—	111	47
Other(d)	65	53	—	68	275
Eliminations	(165)	38	83	(20)	(128)
Total capital expenditures	$4,725	$5,130	$4,503	$15,265	$9,099
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
c.     Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Thursday, November 9, 2023 at 9:00 a.m. Central time (10:00 a.m. Eastern time) to discuss its third quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: any continuing impacts of the COVID-19 pandemic, related global and national health concerns and economic repercussions; demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine and the Israel-Hamas war on the global energy and capital markets and global stability; performance of contracts and supply chain disruptions; inflationary pressures; high interest rates and their impact on the cost of capital; instability in the banking and financial services sectors; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC ("Cobra") by the Puerto Rico Electric Power Authority ("PREPA"); the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under Mammoth's new revolving credit facility and new term loan; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	September 30,	December 31,
	2023	2022
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$10,527	$17,282
Accounts receivable, net	455,349	456,465
Receivables from related parties, net	266	223
Inventories	11,779	8,883
Prepaid expenses	3,717	13,219
Other current assets	616	620
Total current assets	482,254	496,692

Property, plant and equipment, net	119,151	138,066
Sand reserves	58,778	61,830
Operating lease right-of-use assets	11,147	10,656
Intangible assets, net	1,106	1,782
Goodwill	9,214	11,717
Other non-current assets	4,326	3,935
Total assets	$685,976	$724,678
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$39,304	$47,391
Accrued expenses and other current liabilities	30,508	52,297
Current operating lease liability	6,081	5,447
Current portion of long-term debt	—	83,520
Income taxes payable	56,506	48,557
Total current liabilities	132,399	237,212

Long-term debt, net of current portion	69,029	—
Deferred income tax liabilities	401	471
Long-term operating lease liability	4,912	4,913
Asset retirement obligation	4,083	3,981
Other long-term liabilities	9,580	15,485
Total liabilities	220,404	262,062

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 47,941,652 and 47,312,270 issued and outstanding at September 30, 2023 and December 31, 2022	479	473
Additional paid in capital	539,340	539,138
Accumulated deficit	(70,361)	(73,154)
Accumulated other comprehensive loss	(3,886)	(3,841)
Total equity	465,572	462,616
Total liabilities and equity	$685,976	$724,678

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
	(in thousands, except per share amounts)
REVENUE
Services revenue	$54,025	$93,879	$63,478	$221,140	$223,005
Services revenue - related parties	252	355	369	841	1,024
Product revenue	10,682	12,968	11,584	34,729	35,149
Total revenue	64,959	107,202	75,431	256,710	259,178

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $8,394, $12,968, $10,270, $30,426, and $43,727, respectively, for the three months ended September 30, 2023, September 30, 2022, and June 30, 2023 and nine months ended September 30, 2023 and 2022)	45,082	68,821	52,846	178,905	173,821
Services cost of revenue - related parties	120	142	210	360	405
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,836, $2,863, $2,373, $6,395, and $6,711, respectively, for the three months ended September 30, 2023, September 30, 2022, and June 30, 2023 and nine months ended September 30, 2023 and 2022)	7,615	9,493	7,196	22,796	27,496
Selling, general and administrative	10,411	9,685	10,357	29,151	26,560
Depreciation, depletion, amortization and accretion	11,233	15,842	12,650	36,839	50,485
Gains on disposal of assets, net	(2,450)	(599)	(473)	(3,284)	(3,738)
Impairment of goodwill	1,810	—	—	1,810	—
Total cost and expenses	73,821	103,384	82,786	266,577	275,029
Operating (loss) income	(8,862)	3,818	(7,355)	(9,867)	(15,851)

OTHER INCOME (EXPENSE)
Interest expense, net	(2,876)	(3,262)	(3,220)	(9,385)	(8,270)
Other income, net	14,088	10,989	8,339	31,051	30,175
Total other income	11,212	7,727	5,119	21,666	21,905
Income (loss) before income taxes	2,350	11,545	(2,236)	11,799	6,054
Provision for income taxes	3,438	3,819	2,234	9,006	11,442
Net (loss) income	$(1,088)	$7,726	$(4,470)	$2,793	$(5,388)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(275)	(601)	227	(45)	(851)
Comprehensive (loss) income	$(1,363)	$7,125	$(4,243)	$2,748	$(6,239)

Net (loss) income per share (basic)	$(0.02)	$0.16	$(0.09)	$0.06	$(0.11)
Net (loss) income per share (diluted)	$(0.02)	$0.16	$(0.09)	$0.06	$(0.11)
Weighted average number of shares outstanding (basic)	47,942	47,312	47,718	47,721	47,129
Weighted average number of shares outstanding (diluted)	47,942	47,843	47,718	47,973	47,129

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2023	2022
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$2,793	$(5,388)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Stock based compensation	1,127	682
Depreciation, depletion, accretion and amortization	36,839	50,485
Amortization of debt origination costs	565	588
Change in provision for expected credit losses	(414)	(112)
Gains on disposal of assets	(3,284)	(3,738)
Gains from sales of equipment damaged or lost down-hole	(335)	(607)
Impairment of goodwill	1,810	—
Gain on sale of business	(2,080)	—
Deferred income taxes	(70)	8,557
Other	(273)	104
Changes in assets and liabilities:
Accounts receivable, net	1,489	(55,472)
Receivables from related parties, net	(44)	(298)
Inventories	(2,896)	35
Prepaid expenses and other assets	8,990	7,613
Accounts payable	(7,537)	9,472
Accrued expenses and other liabilities	(19,679)	(20,777)
Income taxes payable	7,950	2,790
Net cash provided by (used in) operating activities	24,951	(6,066)

Cash flows from investing activities:
Purchases of property and equipment	(15,265)	(9,099)
Business divestitures, net of cash transferred	3,276	—
Proceeds from disposal of property and equipment	4,304	8,659
Net cash used in investing activities	(7,685)	(440)

Cash flows from financing activities:
Borrowings on long-term debt	168,800	142,475
Repayments of long-term debt	(183,291)	(134,674)
Proceeds from sale-leaseback transaction	—	4,589
Payments on sale-leaseback transaction	(3,711)	(3,249)
Principal payments on financing leases and equipment financing notes	(4,872)	(1,753)
Other	(919)	—
Net cash (used in) provided by financing activities	(23,993)	7,388
Effect of foreign exchange rate on cash	(28)	(164)
Net change in cash and cash equivalents	(6,755)	718
Cash and cash equivalents at beginning of period	17,282	9,899
Cash and cash equivalents at end of period	$10,527	$10,617

Supplemental disclosure of cash flow information:
Cash paid for interest	$8,951	$6,316
Cash paid for income taxes, net of refunds received	$788	$97
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$4,197	$3,837
Right-of-use assets obtained for financing lease liabilities	$507	$—

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three Months Ended September 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$20,166	$26,712	$10,633	$2,820	$4,628	$—	$64,959
Intersegment revenues	161	—	—	2	909	(1,072)	—
Total revenue	20,327	26,712	10,633	2,822	5,537	(1,072)	64,959
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	17,528	22,042	6,977	2,599	3,671	—	52,817
Intersegment cost of revenues	325	10	—	109	628	(1,072)	—
Total cost of revenue	17,853	22,052	6,977	2,708	4,299	(1,072)	52,817
Selling, general and administrative	1,579	6,495	1,224	389	724	—	10,411
Depreciation, depletion, amortization and accretion	3,971	1,557	2,836	1,222	1,647	—	11,233
(Gains) losses on disposal of assets, net	(2,016)	(311)	—	(138)	15	—	(2,450)
Impairment of goodwill	—	—	—	—	1,810	—	1,810
Operating loss	(1,060)	(3,081)	(404)	(1,359)	(2,958)	—	(8,862)
Interest expense, net	774	1,647	117	151	187	—	2,876
Other income, net	—	(11,348)	(6)	—	(2,734)	—	(14,088)
(Loss) income before income taxes	$(1,834)	$6,620	$(515)	$(1,510)	$(411)	$—	$2,350

Three Months Ended September 30, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$51,378	$33,296	$12,910	$3,118	$6,500	$—	$107,202
Intersegment revenues	154	—	—	—	468	(622)	—
Total revenue	51,532	33,296	12,910	3,118	6,968	(622)	107,202
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	35,414	26,495	9,206	2,695	4,646	—	78,456
Intersegment cost of revenues	403	17	—	109	93	(622)	—
Total cost of revenue	35,817	26,512	9,206	2,804	4,739	(622)	78,456
Selling, general and administrative	2,390	4,968	1,076	305	946	—	9,685
Depreciation, depletion, amortization and accretion	4,772	3,969	2,865	1,598	2,638	—	15,842
(Gain) loss on disposal of assets, net	(339)	73	—	(286)	(47)	—	(599)
Operating income (loss)	8,892	(2,226)	(237)	(1,303)	(1,308)	—	3,818
Interest expense, net	531	2,047	212	154	318	—	3,262
Other income, net	(345)	(10,304)	(3)	—	(337)	—	(10,989)
Income (loss) before income taxes	$8,706	$6,031	$(446)	$(1,457)	$(1,289)	$—	$11,545

Three months ended June 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$27,466	$28,315	$11,567	$3,329	$4,754	$—	$75,431
Intersegment revenues	118	—	—	6	365	(489)	—
Total revenue	27,584	28,315	11,567	3,335	5,119	(489)	75,431
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	23,594	23,292	7,067	2,725	3,574	—	60,252
Intersegment cost of revenues	227	9	—	108	145	(489)	—
Total cost of revenue	23,821	23,301	7,067	2,833	3,719	(489)	60,252
Selling, general and administrative	1,776	6,385	954	337	905	—	10,357
Depreciation, depletion, amortization and accretion	4,500	2,436	2,374	1,284	2,056	—	12,650
Gains on disposal of assets, net	—	—	—	—	(473)	—	(473)
Operating (loss) income	(2,513)	(3,807)	1,172	(1,119)	(1,088)	—	(7,355)
Interest expense, net	824	1,869	149	170	208	—	3,220
Other expense (income), net	1	(8,557)	(4)	—	221	—	(8,339)
(Loss) income before income taxes	$(3,338)	$2,881	$1,027	$(1,289)	$(1,517)	$—	$(2,236)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Nine Months Ended September 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$114,810	$83,308	$34,643	$7,972	$15,977	$—	$256,710
Intersegment revenues	400	—	25	9	1,710	(2,144)	$—
Total revenue	115,210	83,308	34,668	7,981	17,687	(2,144)	256,710
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	93,158	67,810	21,905	7,246	11,942	—	202,061
Intersegment cost of revenues	1,029	29	—	326	760	(2,144)	$—
Total cost of revenue	94,187	67,839	21,905	7,572	12,702	(2,144)	202,061
Selling, general and administrative	5,847	17,091	2,682	1,039	2,492	—	29,151
Depreciation, depletion, amortization and accretion	13,288	7,366	6,397	3,873	5,915	—	36,839
Gains on disposal of assets, net	(2,016)	(439)	(16)	(138)	(675)	—	(3,284)
Impairment of goodwill	—	—	—	—	1,810	—	1,810
Operating income (loss)	3,904	(8,549)	3,700	(4,365)	(4,557)	—	(9,867)
Interest expense, net	2,527	5,361	422	481	594	—	9,385
Other expense (income), net	1	(28,713)	(12)	—	(2,327)	—	(31,051)
Income (loss) before income taxes	$1,376	$14,803	$3,290	$(4,846)	$(2,824)	$—	$11,799

Nine Months Ended September 30, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$118,580	$81,892	$35,098	$7,922	$15,686	$—	$259,178
Intersegment revenues	643	—	2,450	22	1,044	(4,159)	—
Total revenue	119,223	81,892	37,548	7,944	16,730	(4,159)	259,178
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	88,740	67,190	26,701	7,100	11,991	—	201,722
Intersegment cost of revenues	3,419	49	—	430	265	(4,163)	—
Total cost of revenue	92,159	67,239	26,701	7,530	12,256	(4,163)	201,722
Selling, general and administrative	6,314	14,056	2,774	874	2,542	—	26,560
Depreciation, depletion, amortization and accretion	17,963	12,495	6,717	4,929	8,381	—	50,485
Gains on disposal of assets, net	(547)	(795)	(90)	(286)	(2,020)	—	(3,738)
Operating income (loss)	3,334	(11,103)	1,446	(5,103)	(4,429)	4	(15,851)
Interest expense, net	1,324	5,345	552	379	670	—	8,270
Other (income) expense, net	(345)	(29,948)	(10)	—	128	—	(30,175)
Income (loss) before income taxes	$2,355	$13,500	$904	$(5,482)	$(5,227)	$4	$6,054

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, impairment of goodwill, gains on disposal of assets, net, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net (loss) income	$(1,088)	$7,726	$(4,470)	$2,793	$(5,388)
Depreciation, depletion, amortization and accretion expense	11,233	15,842	12,650	36,839	50,485
Gains on disposal of assets, net	(2,450)	(599)	(473)	(3,284)	(3,738)
Impairment of goodwill	1,810	—	—	1,810	—
Stock based compensation	219	241	261	1,127	682
Interest expense, net	2,876	3,262	3,220	9,385	8,270
Other income, net	(14,088)	(10,989)	(8,339)	(31,051)	(30,174)
Provision for income taxes	3,438	3,819	2,234	9,006	11,442
Interest on trade accounts receivable	11,443	10,468	11,341	33,897	30,490
Adjusted EBITDA	$13,393	$29,770	$16,424	$60,522	$62,069

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net (loss) income	$(1,834)	$8,706	$(3,338)	$1,376	$2,357
Depreciation and amortization expense	3,971	4,772	4,500	13,288	17,963
Gains on disposal of assets, net	(2,016)	(339)	—	(2,016)	(547)
Stock based compensation	64	104	97	451	275
Interest expense	774	531	824	2,527	1,324
Other (income) expense, net	—	(345)	1	1	(345)
Adjusted EBITDA	$959	$13,429	$2,084	$15,627	$21,027

Infrastructure Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of net income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net income	$3,239	$2,630	$697	$6,392	$3,323
Depreciation and amortization expense	1,557	3,969	2,436	7,366	12,495
(Gains) losses on disposal of assets, net	(311)	73	—	(439)	(795)
Stock based compensation	99	89	107	436	261
Interest expense	1,647	2,047	1,869	5,361	5,345
Other income, net	(11,348)	(10,304)	(8,557)	(28,713)	(29,948)
Provision for income taxes	3,381	3,402	2,184	8,411	10,178
Interest on trade accounts receivable	11,443	10,468	11,341	33,897	30,490
Adjusted EBITDA	$9,707	$12,374	$10,077	$32,711	$31,349

Natural Sand Proppant Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net (loss) income	$(515)	$(446)	$1,027	$3,290	$904
Depreciation, depletion, amortization and accretion expense	2,836	2,865	2,374	6,397	6,717
Gains on disposal of assets, net	—	—	—	(16)	(90)
Stock based compensation	37	30	36	149	90
Interest expense	117	212	149	422	552
Other income, net	(6)	(3)	(4)	(12)	(10)
Adjusted EBITDA	$2,469	$2,658	$3,582	$10,230	$8,163

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of net loss to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net loss	$(1,510)	$(1,457)	$(1,289)	$(4,846)	$(5,482)
Depreciation expense	1,222	1,598	1,284	3,873	4,929
Gains on disposal of assets, net	(138)	(286)	—	(138)	(286)
Stock based compensation	6	4	6	25	13
Interest expense	151	154	170	481	379
Adjusted EBITDA	$(269)	$13	$171	$(605)	$(447)

Other Services(a)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of net loss to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net loss	$(468)	$(1,707)	$(1,567)	$(3,419)	$(6,492)
Depreciation, amortization and accretion expense	1,647	2,638	2,056	5,915	8,381
Losses (gains) on disposal of assets, net	15	(47)	(473)	(675)	(2,020)
Impairment of goodwill	1,810	—	—	1,810	—
Stock based compensation	13	14	15	66	43
Interest expense, net	187	318	208	594	670
Other (income) expense, net	(2,734)	(337)	221	(2,327)	128
Provision for income taxes	57	417	50	595	1,264
Adjusted EBITDA	$527	$1,296	$510	$2,559	$1,974
a.    Includes results for Mammoth’s aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.